Exhibit 10.2

PROMISSORY NOTE

Borrower:	Zoltek Companies, Inc.; Zoltek Corporation;	Lender:	Enterprise Bank & Trust
	Engineering Technology Corporation; and Zoltek Properties, Inc.		Clayton
	3101 McKelvey Road		c/o Enterprise Support Center
	Bridgeton, MO 63044		1281 N. Warson Rd.
St. Louis, MO 63132

Principal Amount: $10,000,000.00			Date of Note: March 30, 2012

PROMISE TO PAY.  Zoltek Companies, Inc., Zoltek Corporation; Engineering Technology Corporation; and Zoltek Properties, Inc. (“Borrower”) jointly and severally promise to pay to Enterprise Bank & Trust (“Lender”), or order, in lawful money of the United States of America, the principal amount of Ten Million & 00/100 Dollars ($10,000,000.00), together with interest on the unpaid principal balance from March 30, 2012, until paid in full.

PAYMENT.  Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in 83 principal payments of $55,555.55 each and one final principal payment of $5,388,889.35, plus accrued interest. Borrower's first principal payment is due May 1, 2012, and all subsequent principal payments are due on the same day of each month after that.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 1, 2012, with all subsequent interest payments to be due on the same day of each month after that.  Borrower’s final payment due March 30, 2019, will be for all principal and all accrued interest not yet paid.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the LIBOR Rate.  As used herein “LIBOR Rate” shall mean a rate per annum equal to the offered rate for deposits in United States dollars for a thirty (30) day period as it appears on Reuters Screen LIBOR01 Page in effect two Business Days prior to the beginning of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulations after the date of this Note.  However, if the initial advance under this Note occurs other than on the first day of the month, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two Business Days prior to the date of the initial advance, which rate (as adjusted as set forth above) shall be in effect for the remaining days of the month of the initial advance.  As used herein “Reuters Screen LIBOR01 Page” means the display page currently so designated on the Reuters Monitor Money Rates service (or such other page as may replace Reuters Screen LIBOR 01 Page of that service or such other service) as may be nominated by the British Bankers’ Association as a vendor for the purpose of displaying British Bankers’ Association interest settlement rates for United States dollar deposits.  As used herein “Business Days” shall mean any day on which commercial banks are open for business in New York City.  Notwithstanding anything to the contrary contained in this Note, including without limitation the paragraph entitled “Interest After Default” or any other provision relating to the rate of interest after default, Lender, at its option, upon default, including failure to pay upon final maturity, may, if permitted under applicable law, increase the variable rate of interest on the Note to Three Hundred (300) basis points over the otherwise applicable rate.  In no event shall the interest rate exceed the maximum rate permitted by applicable law.  Lender’s internal records or applicable interest rates shall be determinative in the absence of manifest error.  The current initial one-month LIBOR rate as referenced below is as of March28, 2012. (the “Index”).  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of the loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each month.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 0.241% per annum. Interest on the unpaid balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 3.000 percentage points over the Index, resulting in an initial rate of 3.241% per annum based on a year of 360 days.  NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.  This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

PREPAYMENT.  Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Enterprise Bank & Trust, 1281 North Warson Road, St. Louis, MO 63132.

LATE CHARGE.  If a payment is more than 15 days late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $100.00 whichever is less.

INTEREST AFTER DEFAULT. Upon the occurrence and during the continuance of an Event of Default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 3.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.  Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note and any such failure shall remain unremedied for three (3) Business Days.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower and any, in the case of any term, obligation, covenant or condition other than the covenant set forth in the section of the Business Loan Agreement entitled “Financial Covenants and Ratios”, such failure shall remain unremedied for thirty (30) days after written notice thereof from Lender to Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect at the time made or furnished.

Insolvency. The dissolution or termination of Borrower's existence as a going business (other than as a results of a merger of one Borrower into another Borrower), the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property which is not dismissed within sixty (60) days after the appointment thereof, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower (and, in the case of any such proceeding instituted against Borrower, such proceeding is not dismissed or stayed within sixty (60) days after the commencement thereof).

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change of Control.  There is a Change of Control (as such term is defined in the Business Loan Agreement between Borrower and Lender of even date herewith).

LENDER'S RIGHTS. Upon the occurrence and during the continuance of an Event of Default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

COLLATERAL. Borrower acknowledges this Note is secured by a Deed of Trust on property located at 3101 McKelvey Road, Bridgeton, MO (legal description to govern). This Note is further secured by a Deed of Trust on property located at 27 Guenther Blvd., St. Peters, MO (legal description to govern). This Note is further secured by a Deed of Trust on property located at 11 Research Park Drive, Weldon Springs, MO.  Failure to identify collateral for this note shall not constitute a waiver of such collateral.

ATTORNEYS' FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s reasonable legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law..

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions.  This note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of St. Louis County, State of Missouri.

DISHONORED ITEM FEE.  Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums then due and owing on the Indebtedness and not otherwise timely paid in full against any and all such accounts, and at Lender's option, to, if an Event of Default has occurred and is continuing, administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Each Borrower understands and agrees that, with or without notice to such Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale therefore, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations of the Borrower under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE PROMISSORY NOTE
IN WRITING TO MODIFY IT.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other relating to this Note.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

ZOLTEK COMPANIES, INC.
By:
Name: Andrew W. Whipple
Title: Chief Financial Officer

ZOLTEK CORPORATION
By:
Name: Andrew W. Whipple
Title: Chief Financial Officer

ENGINEERING TECHNOLOGY CORPORATION
By:
Name: Andrew W. Whipple
Title: Chief Financial Officer

ZOLTEK PROPERTIES, INC.
By:
Name: Andrew W. Whipple
Title: Chief Financial Officer